Exhibit-99.2
Item 9.01 (b) UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
     On October 1, 2007, NxStage Medical, Inc. (“NxStage”) completed its acquisition (the “Acquisition”) of Medisystems Corporation, a Washington corporation (“MDS”) and the following wholly owned subsidiaries, Medisystems Services Corporation, a Nevada corporation (“MDS Services”) Medisystems Europe S.p.A., a company organized under the laws of Italy (“MDS Italy”), and Medimexico s. de R.L. de C.V., a company organized under the laws of Mexico (“MDS Mexico” and together with MDS, MDS Services and MDS Italy, the “MDS Entities”) as defined below. Pursuant to the Stock Purchase Agreement by and between NxStage and David S. Utterberg, dated June 4, 2007, as amended (the “Stock Purchase Agreement”), NxStage issued to Mr. Utterberg, a director and stockholder of NxStage, 6,500,000 shares of NxStage common stock (the “Shares”), subject to a post-closing working capital adjustment that may increase or decrease the number of shares issued as consideration for the Acquisition and, upon the consummation of the Acquisition, each MDS Entity became a direct or indirect wholly-owned subsidiary of NxStage. Of the 6,500,000 shares issued to Mr. Utterberg, 1,000,000 shares have been placed in escrow subject to an escrow agreement by and between NxStage, Mr. Utterberg and Computershare Trust Company, N.A., as escrow agent (the “Escrow Agreement”), to indemnify NxStage in the event of any claims made under the Stock Purchase Agreement or a separate consulting agreement entered into among NxStage, Mr. Utterberg, and DSU Medical Corporation (the “Consulting Agreement”).
     The unaudited pro forma combined financial statements combine the historical consolidated financial information of NxStage with historical combined financial information of the MDS Entities.
     The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition and (2) factually supportable. With respect to the statements of operations, the pro forma adjustments give effect to events that are expected to have a continuing impact on the combined results. You should read this information in conjunction with the:
•	Accompanying notes to the unaudited pro forma combined financial statements included in this Form 8-K/A;

•	Separate historical audited combined financial statements of the Medisystems Group Companies as of December 31, 2006 and 2005 and for the three years ended December 31, 2006, included in the NxStage proxy statement filed on September 12, 2007;

•	Separate historical audited consolidated financial statements of NxStage as of and for the years ended December 31, 2006 and 2005 and for the three years ended December 31, 2006 included in the NxStage annual report on Form 10-K filed on March 16, 2007;

•	Separate historical unaudited condensed consolidated financial statements of NxStage as of and for the quarter ended September 30, 2007 included in the NxStage quarterly report on Form 10-Q filed on November 11, 2007;

•	Unaudited combined financial statements and notes for the nine months ended September 30, 2007 of Medisystems Companies included in this Form 8-K/A; and

•	The Unaudited Pro Forma Combined Financial Statements, including the notes thereto, describing the pro forma effect of the business combination as of and for the year ended December 31, 2006, were previously filed in the Company’s Proxy Statement on September 12, 2007, and are incorporated herein by reference. As a result of further revisions to the Company’s purchase price allocation, certain adjustments included in the December 31, 2006 Pro forma Combined Financial Statements have been revised. These revisions include an increase in the fair value of property and equipment of $2.5 million, an increase to intangible assets of $2.1 million and a decrease to goodwill of $7.3 million. These adjustments would have resulted in a $0.4 million decrease to the pro forma net loss for the year ended December 31, 2006.
     The pro forma financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the acquisition.
     The pro forma financial statements were prepared using the purchase method of accounting. Accordingly, NxStage’s cost to acquire certain Medisystems Group companies, which are referred to as the MDS Entities, will be allocated to the assets acquired and liabilities assumed based on their fair values as of the date of completion of the Acquisition. The purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma combined financial statements are preliminary and have been made solely for the purpose of preparing these statements. The purchase price allocation may change as additional information is made available.
     The pro forma financial statements reflect the elimination of certain corporations included in the Medisystems Group combined financial statements that will not be acquired by NxStage, which are referred to as the Excluded Entities in the unaudited pro forma combined financial statements.
     The unaudited pro forma combined financial statements do not reflect the realization of potential cost savings. Certain cost savings may result from the Acquisition. However, there can be no assurance that these cost savings will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of overhead expenses, changes in corporate infrastructure, the elimination of duplicative facilities and the leveraging of consolidated annual external purchases. The unaudited pro forma combined financial statements do not include accruals in excess of amounts recorded by Medisystems Group Companies for any pre-acquisition contingencies.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 2007
(in thousands)
     The following unaudited pro forma combined balance sheet gives effect to the Acquisition as if it was completed on September 30, 2007 and combines the MDS Entities’ September 30, 2007 unaudited combined balance sheet with NxStage’s September 30, 2007 unaudited condensed consolidated balance sheet. The MDS Entities Historical column reflects the elimination of certain assets and liabilities included in the Medisystems Group combined balance sheet that were not acquired by NxStage.

		MDS	Pro Forma
		Entities	Acquisition
	NxStage	Historical	Adjustments		Pro Forma
	Historical	(Note 2)	(Note 1)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$32,383	$778	$(2,194)	(a) (b) (c)	$30,967
Short-term investments	500	—	—		500
Accounts receivable, net	6,061	3,167	(1,233)	(c)	7,995
Inventory	15,319	10,350	1,578	(d)	27,247
Prepaid expenses and other current assets	703	1,949	—		2,652

Total current assets	54,966	16,244	(1,849)		69,361

Property and equipment, net	4,799	3,959	2,526	(e)	11,284
Field equipment, net	26,866	—	—		26,866
Deferred cost of revenues	11,691	—	—		11,691
Other assets	2,661	134	(2,250)	(a)	545
Intangible Assets	—	—	34,500	(f)	34,500
Goodwill	—	—	41,631	(g)	41,631

Total assets	$100,983	$20,337	$74,558		$195,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,947	$8,436	$(975)	(c)	$17,408
Accrued expenses	5,705	6,100	(735)	(a)	11,070
Current portion of long-term debt	2,800	—	—		2,800

Total current liabilities	18,452	14,536	(1,710)		31,278

Deferred rent obligation	610	14	—		624
Deferred revenue	15,944	—	—		15,944
Long-term obligations	—	805	—		805
Long-term debt	2,517	—	—		2,517

Total liabilities	37,523	15,355	(1,710)		51,168

Stockholders’ equity:
Undesignated preferred stock	—	—	—		—
Common stock	30	287	(280)	(h)	37
Additional paid-in capital	227,668	—	81,243	(h)	308,911
Accumulated (deficit) earnings	(164,639)	4,685	(4,685)	(h)	(164,639)
Accumulated other comprehensive income (loss)	401	10	(10)	(h)	401

Total stockholders’ equity	63,460	4,982	76,268		144,710

Total liabilities and stockholders’ equity	$100,983	$20,337	$74,558		$195,878

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2007
(in thousands, except share and per share amounts)
     The following unaudited pro forma combined statement of operations gives effect to the Acquisition as if it was completed on January 1, 2006 and combines the MDS Entities’ unaudited statement of operations for the nine months ended September 30, 2007 with NxStage’s unaudited statement of operations for the nine months ended September 30, 2007. The MDS Entities Historical column reflects the elimination of the results of operations of the Excluded Entities (defined below), which are included in the Medisystems Group combined unaudited statement of operations for the nine months ended September 30, 2007 but were not acquired by NxStage.

		MDS	Pro Forma
		Entities	Acquisition
	NxStage	Historical	Adjustments		Pro Forma
	Historical	(Note 4)	(Note 1		Combined
Revenues	$30,030	$49,517	$(7,393)	(i)	$72,154
Cost of revenues	36,589	35,712	(6,599)	(i)(k)	65,702

Gross (deficit) profit	(6,559)	13,805	(794)		6,452

Operating expenses:
Selling and marketing	15,234	1,393	—		16,627
Research and development	4,321	906	5	(k)	5,232
Distribution	8,874	693	—		9,567
General and administrative	7,842	2,797	2,258	(j) (k)	12,897
Royalty to affiliate	—	2,661	(2,661)	(l)	—

Total operating expenses	36,271	8,450	(398)		44,323

(Loss) income from operations	(42,830)	5,355	(396)		(37,871)

Other income (expense):
Interest and other income	2,328	216	—		2,544
Interest and other expense	(497)	(250)	—		(747)

Total other income (expense)	1,831	(34)	—		1,797

(Loss) income before foreign income taxes	$(40,999)	$5,321	$(396)		$(36,074)
Provision for foreign income taxes	—	298	—		298

Net (loss) income	$(40,999)	$5,023	$(396)		$(36,372)

Net loss per share, basic and diluted	$(1.38)				$(1.01)

Weighted-average shares outstanding, basic and diluted	29,667		6,500	(m)	36,167

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007
Basis of Presentation
     NxStage is accounting for the acquisition as a purchase under U.S. Generally Accepted Accounting Principles. Under the purchase method of accounting, the assets and liabilities of the MDS Entities have been recorded as of the closing date of the acquisition at their respective fair values and consolidated with those of NxStage. The results of operations of the MDS Entities will be consolidated with those of NxStage beginning on the closing date of the acquisition.
     The acquisition will be treated as a non-taxable transaction within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended; therefore, the amortization or write-off of intangible assets, including goodwill, will not be tax deductible.
     The Medisystems Group is composed of various domestic and international corporations related through common ownership and interdependency of their operations. The Medisystems Group is involved in the design, manufacture, assembly, import, export and distribution of disposable medical devices primarily for use in dialysis and related blood therapies. Certain members of the Medisystems Group are contract manufacturers that sell products exclusively to other members of the Medisystems Group.
     The commonality of ownership within the Medisystems Group was through a single stockholder, Mr. Utterberg, who directly or indirectly owns and controls all the outstanding equity of the Medisystems Group.
Purchase Price
     For purposes of preparing the pro forma combined financial statements the $81.3 million estimated purchase price has been allocated based on estimates of the fair values of assets acquired and liabilities assumed at the closing date. The purchase price was determined by multiplying the 6,500,000 shares of NxStage common stock to be issued in exchange for the MDS Entities by $12.50 per share. The $12.50 per share was computed by taking the average trading price of the NxStage common stock for five days before and after June 4, 2007, the date the Stock Purchase Agreement was entered into and publicly announced.
     Certain restructuring and integration charges may be recorded subsequent to the Acquisition, which under the purchase method of accounting may or may not be treated as part of the purchase price. Any such costs that are not factually supportable at this time, therefore have not been included as pro forma adjustments. The Acquisition agreement contains a working capital adjustment provision that may increase or decrease the number of shares being issued and certain indemnification provisions that may also result in additional shares being issued as described in the Stock Purchase Agreement.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)
     For purposes of preparing the pro forma combined financial statements the purchase price has been allocated based on the following estimates (in thousands):

Net book value of the MDS Entities	$4,982
Increase in inventory	1,578
Increase to property, plant and equipment	2,526
Identifiable intangible assets	34,500
Goodwill	41,631

Purchase price	$85,217

Purchase Consideration and Costs:
Fair value of common stock exchanged	$81,250
Estimated closing costs and fees	3,506
Estimated severence and relocation costs	461

Total purchase consideration and costs	$85,217

1.	Pro forma acquisition adjustments:

(a)	Estimated Closing Costs and Fees

All transaction related costs and fees were accrued as of the closing date of the Acquisition. The estimated closing costs and fees of $3.5 million included in the pro forma combined financial statements represent management’s best estimates based on the information available as of the date of this filing as follows (in thousands):

Closing costs and fees paid	$1,515
Closing costs and fees incurred — unpaid	735

2,250
Additional payments for closing costs and fees	1,256

Total estimated closing costs and fees	$3,506

(b)	Estimated Severance and Relocation Costs

Costs related to severance and relocation expenses of certain Medisystems employees were recorded as of the closing date of the Acquisition. The estimated severance and relocation costs of $0.5 million included in the pro forma combined financial statements represent management’s best estimates based on the information available as of the date of this filing.

(c)	Accounts Receivable/Accounts Payable

Represents elimination of amounts NxStage owes the MDS Entities of $1.23 million at September 30, 2007, less cash in transit of $0.26 million.

(d)	Inventory

Amount required to increase MDS Entities’ inventory on hand at September 30, 2007 to $1.6 million, its estimated selling price less costs of disposal and reasonable profit (step up).
(e)	Property, Plant and Equipment

Amount required to increase the MDS Entities’ property and equipment at September 30, 2007 to estimated fair value.

(f)	Intangible Assets

Entry to record approximately $34.5 million of acquired definite-lived intangible assets. These definite-lived intangible assets are expected to be amortized over periods ranging from 8 to 15 years with an average life of 12.9 years. The estimated value of these definite-lived intangible assets was primarily based on information and assumptions developed by NxStage management and certain publicly available information. These adjustments reflected in the following unaudited pro forma combined financial statements are preliminary and have been made solely for the purpose of preparing these statements and may change as additional information is made available.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)
For purposes of preparing the pro forma combined financial statements the purchase price has been allocated to definite-lived intangible assets as follows:
•	$26.0 million of customer-related intangible assets, customer contracts and related customer relationships and non-contractual customer relationships;

•	$6.2 million of technology-based intangible assets, patented and unpatented technology, as well as core and completed technology, trade secrets and manufacturing know-how; and

•	$2.3 million of marketing-related intangible assets, trade marks and trade names and currently-marketed products.
(g)	Goodwill

The $41.6 million estimated excess of the purchase price over amounts assigned to acquired assets and liabilities, and any acquired intangible assets that cannot be recognized apart from goodwill, has been recorded as goodwill in accordance with Statement of Financial Accounting Standards, or SFAS, No. 141 Business Combinations. Goodwill and other intangible assets acquired that have indefinite lives will not be amortized in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.

NxStage believes the factors contributing to a purchase price that results in the recognition of goodwill include (but are not limited to), increased manufacturing capacity and efficiency, securing long-term rights to certain technology and brand names and strengthening long-term customer relationships common to Medisystems and NxStage.
(h)	To eliminate Medisystems historical equity and record issuance of 6,500,000 shares of NxStage common stock upon closing of the acquisition. The value of the common stock to be issued is approximately $81.3 million based upon the trading price of NxStage’s common stock for five days before and after June 4, 2007, the date the Stock Purchase Agreement was entered into and publicly announced as follows (in thousands):

Common stock	$7
Additional paid-in-capital	81,243
Elimination of Medisystems common stock	(287)
Elimination of Medisystems accumulated earnings	(4,685)
Elimination of Medisystems accumulated other comprehensive loss	(10)

$76,268

(i)	To eliminate sales and cost of sales from Medisystems to NxStage of $7.4 million and $6.8 million for the nine months ended September 30, 2007, respectively.

(j)	To record amortization of definite-lived intangibles. Had the definite-lived intangibles been acquired at the beginning of the periods presented, related amortization expense would have been $2.1 million for the nine months ended September 30, 2007.

(k)	To record $0.4 million of additional depreciation as a result of recording the $2.5 million adjustment to the fair value of property and equipment.

(l)	To eliminate the expense recognized for the fully paid license agreement executed on June 1, 2007, between MDS Entities and DSU Medical. As part of this agreement, no royalties were incurred by the MDS Entities subsequent to December 31, 2006.

(m)	Weighted Average Shares Outstanding

The 6,500,000 shares of NxStage common stock issued in connection with the acquisition are included in the computation of weighted average shares outstanding for the nine months ended September 30, 2007 as if they were issued on January 1, 2006.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)
2. MDS Entities Historical — Assets, Liabilities and Stockholder’s Equity
     The Medisystems Group Combined column below includes the balances of MDS, MDM, MDE, MRC, MSC, LSM, and ICS. Intercompany transactions and balances have been eliminated in combination. The Excluded Entities column includes amounts related to entities not acquired by NxStage but included in the Medisystems Group combined financial statements.

	As of September 30, 2007
	Medisystems	Excluded
	Group	Entities	MDS
	Combined	(Note 3)	Entities
ASSETS
Current assets:
Cash and cash equivalents	$972	$(194)	$778
Accounts receivable, net	3,167	—	3,167
Inventory	10,350	—	10,350
Prepaid expenses and other current assets	2,013	(64)	1,949

Total current assets	16,502	(258)	16,244
Property and equipment, net	4,167	(208)	3,959
Other assets	137	(3)	134

Total assets	$20,806	$(469)	$20,337

LIABILITIES AND STOCKHOLDER’S EQUITY
Accounts payable	$8,517	$(81)	$8,436
Accrued expenses	3,325	—	3,325
Due to affiliate	2,920	(145)	2,775

Total current liabilities	14,762	(226)	14,536
Deferred rent obligation	14	—	14
Long-term obligations	805	—	805

Total liabilities	15,581	(226)	15,355

STOCKHOLDER’S EQUITY
Common stock	443	(156)	287
Accumulated earnings	4,772	(87)	4,685
Accumulated other comprehensive income	10	—	10

Total stockholder’s equity	5,225	(243)	4,982

Total liabilities and stockholder’s equity (deficit)	$20,806	$(469)	$20,337

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)
3. Excluded Entities — Assets, Liabilities and Stockholder’s Equity
     Provided below are the assets, liabilities and stockholder’s equity of the Excluded Entities, which are included in the Medisystems Group September 30, 2007 combined balance sheet but were not acquired by NxStage:

	September 30, 2007			Excluded
	MRC	LSM	ICS	Entities
ASSETS
Current assets:
Cash and cash equivalents	$68	$117	$9	$194
Prepaid expenses and other current assets	52	12	—	64

Total current assets	120	129	9	258
Property and equipment, net	208	—	—	208
Other assets	3	—	—	3

Total assets	$331	$129	$9	$469

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Accounts payable	$81	$—	$—	$81
Due to affiliate	—	138	7	145

Total current liabilities	81	138	7	226

STOCKHOLDER’S EQUITY (DEFICIT)
Common stock	17	130	9	156
Accumulated earnings (deficit)	233	(139)	(7)	87
Accumulated other comprehensive income	—	—	—	—

Total stockholder’s equity (deficit)	250	(9)	2	243

Total liabilities and stockholder’s equity	$331	$129	$9	$469

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)
4. MDS Entities Historical — Nine Months Ended September 30, 2007
     The Medisystems Group Combined column below includes the unaudited historical operating results of the combined Medisystems Group, which includes MDS, MDM, MDE, MRC, MTC, MSC, LSM and ICS. The combined results of the Medisystems Group exclude intercompany transactions and balances. The Excluded Entities column below represents the results of operations of the Excluded Entities, which are included in the Medisystems Group unaudited combined statement of operations but were not acquired by NxStage.

	Nine Months Ended September 30, 2007
	Medisystems	Excluded
	Group	Entities	MDS
	Combined	(Note 5)	Entities
Revenues	$49,517	$—	$49,517
Cost of revenues	35,712	—	35,712

Gross profit	13,805	—	13,805

Operating expenses:
Selling and marketing	1,393	—	1,393
Research and development	1,513	(607)	906
Distribution	693	—	693
General and adminstrative	2,884	(87)	2,797
Royalty to affiliate	2,661	—	2,661

Total operating expenses	9,144	(694)	8,450

Income from operations	4,661	694	5,355

Other income (expense):
Interest income	216	—	216
Interest and other expense	(250)	—	(250)

Total other income (expense)	(34)	—	(34)

Income before income taxes	4,627	694	5,321
Provision for foreign income taxes	(298)	—	(298)

Net income	$4,329	$694	$5,023

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)
5. Excluded Entities — Nine Months Ended September 30, 2007
     Provided below are the operating results of the Excluded Entities, which are included in the Medisystems Group combined results of operations for the nine months ended September 30, 2007 but were not acquired by NxStage:

	For the Nine Months Ended
	September 30, 2007				Excluded
	MTC	MRC	LSM	ICS	Entities
Operating expenses:
Research and development	$—	$607	$—	$—	$607
General and adminstrative	75	—	11	1	87

Total operating expenses	75	607	11	1	694

Loss from operations	(75)	(607)	(11)	(1)	(694)

Loss before income taxes	(75)	(607)	(11)	(1)	(694)

Net loss	$(75)	$(607)	$(11)	$(1)	$(694)